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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the use of our reports dated February 25, 2008, with respect to the financial statements of the State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Short Term Tax-Exempt Bond Portfolio (formerly the State Street Tax Free Limited Duration Bond Portfolio), State Street Tax Free Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio, and State Street U.S. Government Money Market Portfolio included in their respective Annual Reports dated December 31, 2007 that are incorporated by reference into this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, No. 811-09599) of State Street Master Funds.

                                                     Ernst & Young LLP

Boston, Massachusetts
April 24, 2008